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                                                                    Exhibit 23.8


                     CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-4) and the related Prospectus of divine, inc. for the registration of 8,929,658 shares of its common stock, of our report dated June 22, 2001, with respect to the consolidated financial statements and schedules of Data Return Corporation for the year ended March 31, 2001 incorporated by reference in the Current Report on Form 8-K of divine, inc. dated January 9, 2002, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

                                               Ernst & Young LLP

Dallas, Texas
June 17, 2002